EXHIBIT 23.1

IMMUCELL CORPORATION

CONSENT OF RSM US LLP

CONSENT OF INDEPENDENT Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-207635 and 333-214641) on Form S-3 and the Registration Statements (Nos. 333-02631, 333-65514, and 333-167721) on Form S-8 of ImmuCell Corporation of our report dated March 30, 2017, relating to our audit of the financial statements as of and for the year ended December 31, 2016, which appears in this Annual Report on Form 10-K of ImmuCell Corporation for the year ended December 31, 2016.

/s/ RSM US LLP

Boston, Massachusetts
March 30, 2017